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                                                                    EXHIBIT 3.99

                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108
                            ARTICLES OF ORGANIZATION
                              (Under G.I. Ch. 156B)

                                    ARTICLE I

                         The name of the corporation is:

                             THE MAURY PEOPLE, INC.

                                   ARTICLE II

         The purpose of the corporation is to engage in the following business activities:

         To conduct any and all aspects of a real estate business, which includes, but is not limited to sales and rentals of properties and any other lawful business as may be conducted by a corporation in existence under the laws of the Commonwealth of Massachusetts.

                                   ARTICLE III

The type and classes of stock and the total number of shares and par value, if any of each type and class of stock which the corporation is authorized to issue is as follows:

         Without Par Value Stocks
         Type:  Common
         Number of Shares:  1,000

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a call, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.

                                       N/A

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                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                                      None

                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None").

                                      None

                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing appropriate form provided therefor.

                                  ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is: 35 Main Street, Nantucket, MA 02554

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

            NAME                                     RESIDENCE                    POST OFFICE ADDRESS
            ----                                     ---------                    -------------------
President: Sharon Benson Doucette                25 No. Water St.
                                                 Nantucket, MA  02554
Treasurer: Lucille A. Jordan                     6 Kelley Road
                                                 Nantucket, MA  02554
Clerk:  Sharon Benson Doucette                   see above
Directors:  Sharon Benson Doucette               see above
          Lucille A. Jordan

c. The fiscal year of the corporation shall end on the last day of the month of: December

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d.       The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:

                                       N/A

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intent ices forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporated this 13th day of November, 1990.

/s/ Susan Benson Doucette
--------------------------
Susan Benson Doucette

/s/ Lucille A. Jordan
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Lucille A. Jordan

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